                                                                      Exhibit 11
                 TESORO PETROLEUM CORPORATION AND SUBSIDIARIES
                     Information Supporting Earnings (Loss)
                             Per Share Computations
                                  (Unaudited)

                    (In thousands except per share amounts)

                                                                                     Three Months Ended
                                                                                         March 31,
                                                                                 1994                 1993
                                                                                 ----                 ----
Primary Earnings (Loss) Per Share
  Computation:
  Earnings (loss) before extraordinary item . . . . . .                        $  7,202               ( 2,909)
  Extraordinary loss on extinguishment of
    debt  . . . . . . . . . . . . . . . . . . . . . . .                         ( 4,752)                  -
                                                                               --------              --------
  Net earnings (loss)   . . . . . . . . . . . . . . . .                           2,450               ( 2,909)
  Less preferred stock dividend requirements  . . . . .                           1,889                 2,302
                                                                               --------              --------
    Net earnings (loss) applicable to common
      stock . . . . . . . . . . . . . . . . . . . . . .                        $    561               ( 5,211)
                                                                               ========              ========

  Average outstanding common and common equivalent
    shares  . . . . . . . . . . . . . . . . . . . . . .                          19,455                14,070
                                                                               ========              ========

Primary Earnings (Loss) Per Share:
  Earnings (loss) before the extraordinary
    item  . . . . . . . . . . . . . . . . . . . . . . .                        $    .27               (   .37)
  Extraordinary loss on extinguishment
    of debt . . . . . . . . . . . . . . . . . . . . . .                         (   .24)                  -
                                                                               --------              --------
    Net earnings (loss) . . . . . . . . . . . . . . . .                        $    .03               (   .37)
                                                                               ========              ========

Fully Diluted Earnings (Loss) Per Share
  Computation:
  Net earnings (loss) applicable to common
    stock . . . . . . . . . . . . . . . . . . . . . . .                        $    561               ( 5,211)
  Add preferred stock dividend requirements . . . . . .                           1,889                 2,302
                                                                               --------              --------
    Net earnings (loss) applicable to common
      stock - fully diluted . . . . . . . . . . . . . .                        $  2,450               ( 2,909)
                                                                               ========              ========

Average outstanding common and common equivalent
  shares  . . . . . . . . . . . . . . . . . . . . . . .                          19,455                14,070
Shares issuable on conversion of preferred
  shares  . . . . . . . . . . . . . . . . . . . . . . .                           3,486                 4,775
Other . . . . . . . . . . . . . . . . . . . . . . . . .                              77                   -
                                                                               --------              --------
  Fully diluted shares  . . . . . . . . . . . . . . . .                          23,018                18,845
                                                                               ========              ========

Fully Diluted Earnings (Loss) Per Share -
  Anti-dilutive . . . . . . . . . . . . . . . . . . . .                        $    .03               (   .37)
                                                                               ========              ========





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